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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)     March 17, 2004



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                     001-16317                  95-4079863
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     On March 17, 2004, Contango Oil & Gas Company (the "Company") announced that two affiliated companies bid on 37 blocks and were the apparent high bidders on 24 blocks offered at the Central Gulf of Mexico Lease Sale #190 held March 17, 2004 in New Orleans. Each of these blocks is located on the shelf of the Gulf of Mexico in water depths of less than 200 meters. An apparent high bid ("AHB") gives the bidding party propriety in award of offered tracts, notwithstanding the fact that the Minerals Management Service ("MMS") may reject all bids for a given tract. The MMS review process can take up to 90 days on some bids. Upon completion of that process, final results for all AHBs will be known.

     Contango's 33% owned affiliate, Republic Exploration LLC ("Republic"), had the AHB on 16 lease blocks with bids totaling approximately $5.6 million. Contango's 67% owned affiliate, Contango Offshore Exploration LLC ("COE"), had the AHB on five lease blocks with bids totaling approximately $3.5 million. Republic and COE, bidding jointly, had the AHB on three lease blocks with bids totaling approximately $452,000. In addition, Contango's affiliates, Republic and COE, will share a reversionary carried working interest in Vermilion 154, which was an AHB at Lease Sale #190. If these blocks are awarded, Contango will own interests, both directly and indirectly vis-a-vis its affiliates, in 41 federal lease blocks in the Gulf of Mexico, covering approximately 202,200 acres.

     A copy of the Company's press release, dated March 18, 2004, regarding this filing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.                       Description of Document
-----------                 -----------------------------------
   99.1                     Press release dated March 18, 2004.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CONTANGO OIL & GAS COMPANY



Date:  March 18, 2004                 By:   /s/  KENNETH R. PEAK
                                            ------------------------------------
                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer